EXHIBIT 10.36

[On Questar Southern Trails Pipeline Company Letterhead]

October 26, 2012

Via Facsimile (213-271-1614)

Cadiz, Inc.
Attn: President
550 South Hope Street, Ste 2850
Los Angeles, CA 90071

Re:           Notice of Termination of “Option Agreement between Cadiz, Inc. and Questar Southern Trails Pipeline Company, dated August 12, 2011, and as Amended June 29, 2012”

To Whom It May Concern:

Cadiz, Inc. (“Cadiz”) and Questar Southern Trails Pipeline Company (“Questar Southern Trials”) are both Parties to the “Option Agreement between Cadiz, Inc. and Questar Southern Trials Pipeline Company, dated August 12, 2011, effective August 1, 2011, as amended June 29, 2012” (“Amended Option Agreement”).

Pursuant to Section 2.5 of the Amended Option Agreement either Cadiz or Questar Southern Trails has the right to terminate the Amended Option Agreement at any time during the Phase 3 Option Period, upon giving at least 30 days advance written notice to the non-terminating Party. Section 2.5 of the Amended Option Agreement defines the Phase 3 Option Period as commencing July 1, 2012, and continuing through the earlier of April 30, 2013, or the closing of a definitive Purchase and Sales Agreement.

Accordingly, Questar Southern Trails hereby provides Cadiz notice that Questar Southern Trails is terminating the Amended Option Agreement in its entirety, effective November 26, 2012.

Sincerely,

/s/ Lawrence A. Conti
Lawrence A. Conti